Exhibit (3)(i)

                            ARTICLES OF INCORPORATION
                                       OF
            ELECTRONIC AGRICULTURAL MACHINERY DEVELOPMENT CORPORATION

     We, the undersigned natural persons of the age of twenty-one years or more, acting as incorporators of a corporation under the Utah Business Corporations Act (hereinafter called the "Act"), adopt the following Articles of Incorporation for such corporation:

                                    ARTICLE I

     Name. The name of the Corporation (hereinafter called the "Corporation") is ELECTRONIC AGRICULTURAL MACHINERY DEVELOPMENT CORPORATION.

                                   ARTICLE II

     Period of Duration. The period of duration of the Corporation is perpetual.

                                   ARTICLE III

     Purposes and Powers. The purposes for which the Corporation is organized are:

     Section 1. To acquire, purchase, own, hold, operate, develop, lease, mortgage, pledge, exchange, sell or otherwise dispose of and to invest, trade or deal in personal property of every kind and character whatsoever or any interest therein.

     Section 2. To acquire by purchase, lease contract, agreement, concession, or otherwise, to own, hold, develop, subdivide, reorganize, explore, exploit, improve, operate, enjoy, participate in, control, manage, sell, grant, lease, sublease, assign, farm out, deal in, exchange, mortgage, pledge, convey, and otherwise dispose of and turn to account any and all lands, interest in real estate, options, concessions, grants, land patents, licenses, oil and gas wells, oil and gas leases, surface leases, working interests, participating interests, royalties, overriding royalties, mineral interests, franchises, deposits, mines, quarries, locations, millsites, claims, rights, privileges, easements, rights or way, tenements, estates, hereditaments, interests, properties and reserves of every kind and descriptions whatsoever and wheresoever situate and to pay for the same in cash or with the property or securities of the Corporation or of others or by undertaking and assuming the whole or any part of the liabilities or obligations of the transferor.

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     Section 3. To export from and import into the United States of America, and its territories and possessions, and any and all foreign countries, as principal or agent, merchandise of every kind and nature, and to purchase, sell and deal in and with merchandise of every kind or nature or exportation from, and importation into, the United States, to and from all countries foreign thereto, and for exportation from, and importation into, any foreign country, to and from any other foreign country thereto, and purchase and sell domestic merchandise in domestic markets and foreign merchandise in foreign markets, and to do a general foreign and domestic exporting and importing business.

     Section 4. To carry on a general warehousing business; to receive for safe keeping or storage, goods, wares, merchandise, and property of all kinds; to take charge of and perform the duty of paying freights, charges, duties on, bonding, receiving, landing, hauling, and transferring all such goods, wares and merchandise; to insure or cause to be insured the owner or owners thereof against all loss by fire or water, whether in transit or in storage; to advance money upon any property in its custody, or upon bills of ladings receipts, or certificates representing goods in storage elsewhere or in transit; to issue receipts or certificates for goods, wares, merchandise, or property to the premises or under the control of said Corporation at the time of issuing such receipts or certificates.

     Section 5. To advertise, promote, merchandise, and otherwise purvey the services, authorized herein; to negotiate and contract with respect to furnishing of the same for or on behalf of any person, firm, or corporation, domestic or foreign; to enter into and carry out agency or joint arrangements with other persons, firms, or corporations engaged in like or similar activities; and generally to exploit the services and objects of the Corporation by all lawful means.

     Section 6. So far as authorized by the law under which these Articles of Incorporation are drawn, to keep, examine, inspect and audit the books and accounts of others; to devise and install financial, accounting, checking, correspondence, filing, and other office and business systems; to take inventories; to make appraisals; prepare balance sheets; to compile statistics as an aid to the officers of corporations and other persons in the making of reports and statements required by tax laws; to do all and such things and perform or supply all such services as are commonly done, performed, or supplied by efficiency engineers or business management experts; to warrant the accuracy of the work done or services performed by it.

     Section 7. To purchase or otherwise acquire the whole or any part of the securities, good will, rights, property and assets of all kinds and to undertake or assume the whole or any part of the bonds, mortgages, franchises, leases, contracts, indebtedness, guarantees, liabilities and obligations of any person, corporation, association, partnership, syndicate, entity, or governmental, municipal, or public authority, and to pay for the same in cash, shares, capital stock, bonds, debenture stock notes and other securities of the Corporation or otherwise or by undertaking and assuming the whole or any part of the liabilities or obligations of the transferor and to hold or in any manner dispose of the whole or any part

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of the property and assets to acquired and to exercise all powers necessary or convenient in and about the conduct, management and carry-on of any such businesses.

     Section 8. To borrow or raise moneys for any of the purposes of the Corporation and from time to time without limit as to amount, to draw, make, accept, endorse, guarantee, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable and non- negotiable instruments and evidences of indebtedness and to secure the payment thereof and of the interest thereon by mortgage on or pledge, conveyance or assignment in trust of the whole or any part of the assets of the Corporation, real, personal or mixed, including contract rights, whether at the time owned or thereafter acquired.

     Section 9. To purchase, take, receive or otherwise acquire, hold, own, pledge, transfer or otherwise dispose of shares of its own capital stock, but any purchase of its own shares of stock, whether direct or indirect, shall be made only to the extent of unreserved and unrestricted capital surplus available therfor, if permitted by the Act and any other applicable law and these Articles of Incorporation.

     Section 10. To become a party to any lawful arrangement for sharing of profits or to any union of interest reciprocal concession, partnership, syndicate, joint venture or cooperation with any person, corporation, association, partnership, syndicate, entity or governmental, municipal or public authority, domestic or foreign, in the carrying on of any business or transaction deemed necessary, convenient or incidental to carrying out any of the purposes of the Corporation.

     Section 11. To do all and everything necessary, proper, advisable or convenient for the accomplishment of any of the purposes or the attainment of any of the objects or the furtherance of any of the powers herein set forth and to do every other act and thing incidental there or connected therewith provided the same be not forbidden by the Act, by any other applicable law or by these Articles of Incorporation.

     Section 12. To carry out the purposes hereinabove set forth in any state, district, territory or possession of the United States or in any foreign territory, possession or foreign country and in the event that they do forbid any one or more such purposes, to limit the purposes which the Corporation proposes to carry on in such state, district, territory, possession or foreign country to such purposes as are not forbidden by the laws thereof and any certificate for application to do business therein.

     Section 13. In general to carry on any busine ss and to have and exercise all the powers conferred by the Act on corporations organized under it and upon corporations by and other applicable law and to do any and all of the acts and things therein set forth to the same extent as natural persons might or could do in ay part of the work as principal, factor, agent, contractor, representative, trustee, or otherwise, either alone or in syndicates, jointly and otherwise, in conjunction with any other person, corporation, association, partnership, syndicate, entity or governmental, municipal or public authority,

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domestic or foreign,  and to establish and maintain  offices and agencies and to exercise all or any of its corporate powers and rights throughout the world

     Section 14. The foregoing clauses shall be construed as powers as well as objects and purposes and the matters expressed in each clause shall, unless herein otherwise expressly provided, be in no wise limited by reference to or inference from the terms of any other clause but shall be regarded as independent objects, purposes and powers and the enumeration of specific objects, purposes and powers shall not be construed to limit or restrict in any manner the meaning of the general terms or the general powers of the Corporation nor shall the expression of one thing by deemed to exclude another not expressed although it be of like nature.

                                   ARTICLE IV

          Authorized Shares.

     Section 1. The aggreg ate number of shares which the Corporation shall have authority to issue is 10,000,000 shares of the par value of one penny per share, said stock shall be designated as Class "A" Voting Common Stock. The stock of the Corporation shall be nonassessable. The total capitalization of the company shall be $100,00.00 (One-hundred thousand and no/100 Dollars).

     Section 2. The shares of Class "A" common stock shall not be divided into classes and may not be issued in series.

                                    ARTICLE V

     Pre-emptive Rights. No stockholder of the Corporation shall because of his own ownership of stock have a pre-emptive or other right to purchase, subscribe for or take part of any stock of any part of the notes, debentures, bonds or other securities convertible into or carrying options for warrants to purchase stock of the Corporation issues, optioned or sold by it after its incorporation except as may be otherwise stated in these Articles of Incorporation. Any part of the capital stock and any part of the notes, debentures, bonds or other securities convertible into or carrying options or warranties to purchase stock of the Corporation authorized by these Articles of Incorporation or by an amended certificate duly filed may at any time be issued, optioned for sale and sold or disposed of by the Corporation pursuant to resolution of its Board of Directors, to such persons and upon such terms as may to such Board of Directors seem proper without first offering such stock or securities or any part thereof to existing stock holders except as required in article IV of these Articles of Incorporation.


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                                   ARTICLE VI

         Commencement of Business. The Corporation shall not commence business until at least One Thousand Dollars ($1,000.00) has been received by the Corporation as consideration for the issuance of shares.

                                   ARTICLE VII

         Voting of Shares. Each outstanding share of the common stock of the Corporation shall be entitled to one vote on each matter submitted to a vote at a meeting of the stockholders. Each shareholder being entitled to vote his or its shares in person or by proxy executed in writing by such shareholder or by his duly authorized attorney in fact. At each election shall have the right to vote in person or by proxy the number of shares owned by him or it for as many persons as there are directors to be elected and for whose election he or it has a right to vote, but the shareholder shall have no right whatsoever to accumulate his or its votes with regard to such election.

                                  ARTICLE VIII

         Provisions for Regulation of the Internal Affairs of the Corporation.

         Section 1. Meeting of Shareholders. All meetings of the shareholders of the Corporation shall be held at such place either within or without the State of Utah as may be provided in the By-laws of the Corporation. In the absence of any such provision, all such meetings shall be held at the registered office of the Corporation.

         Section 2. Quorum of Shareholders. Unless otherwise provided in the Act or other applicable law, a majority of the shares outstanding, said stock being entitled to vote whether represented in person or proxy, shall constitute a quorum at a meeting of the shareholders of the Corporation.

         Section 3. Meetings of Directors. Meetings of the Board of Directors of the Corporation, whether regular or special, may be held either within or without the State of Utah and upon such notice as may be prescribed in the By-Laws of the Corporation.

         Section 4. Quorum of Directors. The number of directors of the Corporation which shall constitute a quorum for the transaction of business at any meeting of the Board of Directors shall be fixed in the By-laws of the Corporation.

         Section 5. Designation of Committees by the Board of Directors. The Board of Directors may by a resolution or resolutions passed by a majority of the whole board designate a committee or committees to the extent provided in such resolution or resolutions shall have and may exercise all the

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authority so provided but the designation of such committees and the delegation thereto of such authority shall not operate to relieve the Board of Directors or any member thereof of any responsibility imposed upon it or him by law.

         Section 6. By-laws of the Corporation. The initial By-laws of the Corporation shall be adopted by its Board of Directors hereafter unless otherwise provided in the Act. By-laws of the Corporation may adopted, amended or repealed either by the shareholders or by the Board of Directors, except that

          (a) no by-law adopted or amended by the shareholders shall be altered or repealed by the Board of Directors; and

          (b) no by-law shall be adopted by the directors which shall require more than a majority of the voting for a quorum at a meeting of the shareholders of the Corporation or more than a majority of the votes cast to constitute action by the shareholders except where higher percentages are required by law. The By-laws may contain any provisions for the regulation and management of the affairs of the Corporation not inconsistent with the Act, other applicable laws and these Articles of Incorporation.

         Section 8. Shareholders of Record. The name and address of each shareholder of record of the capital stock of the Corporation as they appear in the stock records of the Corporation shall be conclusive evidence as to who are the shareholders, to vote at such meetings, to examine a complete list of the shareholders who may be entitled to vote at any such meetings and to own, enjoy and exercise any other rights and privileges which are based on the ownership of these shares of stock of the Corporation.

         Section 9. Books and Records. The corporation shall keep complete and correct books and records or account and shall keep minutes of the proceedings of its shareholders and Board of Directors and shall keep as its registered office or principal place of business or at the office of its transfer agent or registrar a record of its shareholders giving the names and address of all shareholders and the number of shares of the Corporation held by each. No shareholders shall have the right to inspect any such books and records except as conferred by the Act or other applicable law unless authorized to do so by a resolution or resolutions of the shareholders or of the Board of Directors.

         Section 10. Working Capital. The Board of Directors of the Corporation shall have the power from time to time to fix and determine and to vary the amount which is to be reserved by the Corporation as working capital and before the payment of any dividends or the making of any distribution of profits it may set aside out of net profits or earned surplus of the Corporation such sum or sums as it may from time to time in its absolute discretion determine to be proper whether as a reserve fund to meet contingencies or for the equalizing of dividends or the repairing or maintaining of any property of the Corporation or for an addition to stated capital, capital surplus or earned surplus or for any corporate purpose which the Board of Directors shall deem to be in the best interests of the Corporation subject only to such limitations as the By-laws of the Corporation may from time to time impose

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         Section 11. Board of Directors. The Board of Directors of the
Corporation may, providing the By-laws of the Corporation so provide, make provisions for reasonable compensation to its members for their services as directors and establish the basis and conditions upon which such compensation shall be paid. Any director of the Corporation may also serve the Corporation in any other capacity and receive proper compensation therefor.

         Section 12. Qualification of Directors. The directors of this Corporation need not be stockholders.

         Section 13. Number of Directors. The exact number of directors may from time to time be specified by the By-laws at not less than three nor more than fifteen. When the By-laws do not specify the exact number of directors, the number of directors shall be three.

         Section 14. Reliance upon Others. A director shall be fully protected in relying in good faith upon the books of account of the Corporation or statements prepared by any of its officials as to the value and mount of assets, liabilities or net profits of the Corporation or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might be declared and paid.

         Section 15. Reliance upon Others - Prudent Conduct. No person shall be liable to the Corporation for any loss or damage suffered by it on account of any action taken or omitted to be taken by him as a director or officer of the Corporation in good fail if such person (a) exercised or used the same degree of care and skill as a prudent man would have exercised or used under the circumstances in the conduct of his own affairs; or (b) took or omitted to take such action in reliance upon advice of counsel for the Corporation or upon statements made of information furnished by officers or employees of the Corporation which he had reasonable grounds to believe or upon a financial statement of the Corporation prepared by an officer or employees of the Corporation in charge of its accounts or certified by a public accountant or firm of public accountants.

         Section 16. Contracts with Interested Directors, Disclosure and Voting. A director of the Corporation shall not in the absence of fraud be disqualified by his office from dealing or contracting with the Corporation either as a vendor, purchaser or otherwise, nor in the absence of fraud shall, insofar as permitted by the Act or any other applicable statute, any transaction or contract of the Corporation be void or voidable or affected by reason of the fact that any director or any firm of which a director is an officer, director or stockholder is in any way interested in such transaction or contract provided that at the meeting of the Board of Directors or of a committee thereof having authority in the premises to authorize or confirm such contract or transaction, the interest of such director, firm or corporation is disclosed or made known and there shall be present a quorum of the Board of Directors or of the directors constituting such committee and such contract or transaction shall be approved by a majority of such quorum, which majority shall consist of directors not so interested or connected. Nor shall any director be liable to account to the Corporation for any profit realized by him from or through any such

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transaction or contract of the Corporation, ratified or approved as herein provided, by reason of the fact that he or any firm of which he is a member, or any corporation of which he is a stockholder, director, or officer, was interested in such transaction or contract. Directors so interested may be counted when present at meetings of the Board of Directors or of such committee for the purpose of determining the existence of a quorum. Each and every person who is or may become a director of the Corporation is hereby relieved from any liability that might otherwise exist from those contracted in with the Corporation for the benefit of himself or any firm, association or corporation in which he may be in any way interested. Any contract, transaction or act of the Corporation or of the Board of Directors or of any committee which shall be ratified by a majority in interest of a quorum of the stockholders having voting power, shall be as valid and as binding as though ratified by each and every stockholder of the Corporation, but this shall not be constituted as requiring the submission of any contract to the stockholders for approval.

         Section 17. Ratification of Acts of Directors. The directors may submit any contract or transaction for approval at any annual meeting of the stockholders or at any special meeting of the stockholders called for that purpose, and any contract or transaction so approved by a majority vote of a quorum of the stockholders at such meeting shall be binding upon the Corporation and all its stockholders, whether or not the contract or transaction would otherwise be subject to attack because of the interest of any of the directors of the Corporation or for any other reason.

         Section 18. The Corporation may in its By-laws make any other provisions or requirements for the management or conduct of the business of the Corporation, provided the same is not inconsistent with the provisions of these Articles of Incorporation or contrary to the laws of the State of Utah or the United States.

         Section 19. The Corporation may issue and sell its authorized shares without par value from time to time in the absence of fraud in the transaction for such considerations as may from time to time be fixed by the Board of Directors, and sell and dispose of any stocks having a par value for such consideration permitted by law, as the Board of Directors may from time to time determine without other authority, consent, or vote of the stockholders of the Corporation of any class or classes.

         Section 20. Amendments of these Articles of Incorporation. The Corporation reserves the right to amend, alter or repeal or to add any provisions to these Article of Incorporation in any manner now or hereafter prescribed by the Act and any amendment thereto or by the provisions of any other applicable law and all rights conferred upon the stockholders of the Corporation by these Articles of Incorporation and any amendments hereto are granted subject only to this reservation.

         Section 21. Indemnification of officers and directors. Every director, officer, or employee of the Corporation shall be indemnified by the Corporation against all expenses and liabilities, including counsel fees reasonably incurred or imposed upon him in connection with any proceeding to which he

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may be made a party, or in which he may become involved by reason of his being or having been a director, officer, or employee of the Corporation, or any settlement thereof, whether or not is an officer, director or employee at the time such expenses are incurred, except in such cases wherein the director, officer, or employee is adjudged liable for negligence or misconduct in a performance of his duties as such officer, director or employee; provided that in the event of a settlement, the indemnification herein shall apply only if such settlement is approved by the court having jurisdiction of the action and shall be limited to the extent so approved. The foregoing right of indemnification shall be in addition to and not exclusive of all other rights to which such officers, directors or employees may be entitled.

                                   ARTICLE IX

         Initial Registered Office and Initial Registered Agent.

     Section 1. Registered Office The address of the initial registered office of the Corporation is 88 West 50 South, #B-5, Centerville, Utah 84014.

     Section 2. Registered Agent. The name of the initial registered agent of the Corporation at such address is S. Kim Haws.

                                    ARTICLE X

         Directors.

     Section 1. Initial Board of Directors. The initial Board of Directors of the Corporation shall consist of three members and their respective names and addresses are:

          Name                                      Address
Spencer Kim Haws                88 West 50 South, #B-5, Centerville, Utah 84014
Wayne Jay Haws                  The cedars, #15, Rexburg, Idaho
Susan Bee Haws                  88 West 50 South, #B-5, Centerville, Utah 84014

which directors shall hold office until the first meeting of the shareholders of the Corporation and at each annual meeting thereafter, the shareholders shall elect directors to hold office until the next succeeding annual meeting of the shareholders. Each director so elected shall hold office for the term for which he is elected and until his successor shall have been elected and qualified. Directors need not be residents of the State of Utah or shareholders of the Corporation.



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                                   ARTICLE XI

         The name and address of each incorporator are:

          Name                           Address
Spencer Kim Haws              88 West 50 South, #B-5, Centerville, Utah 84014
Wayne Jay Haws                The Cedars, #15, Rexburg, Idaho
Susan Bee Haws                88 West 50 South, #B-5, Centerville, Utah 84014

                  Executed this 23rd day of October, 1972.


                  ________________/s/_________________________
                  Spencer Kim Haws

                                            _____________/s/___________________
                                                         ---
                                 Wayne Jay Haws

                                            _____________/s/___________________
                                                         ---
                                 Susan Bee Haws









                                                          ******


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



                                  AMENDMENT TO
                            ARTICLES OF INCORPORATION

STATE OF UTAH        )
                               :   ss.
COUNTY OF DAVIS   )

         WHEREAS, there was issued by the Secretary of State a Charter dated October 25, 1972, constituting and creating ELECTRONIC AGRICULTURAL MACHINERY DEVELOPMENT CORPORATION, A corporation organized under the laws of this state with its principal place of business in Centerville, Utah, and a capital stock of One Hundred Thousand Dollars ($100,00.00), divided into Ten Million (10,000,000) shares of a par value of one cent (1(cent)) each, empowering it to engage in the business of patent development and promotion.
         The undersigned, President and Secretary of ELECTRONIC AGRICULTURAL MACHINERY DEVEOPMENT CORPORATION, hereby certify that ten (10) day notice was given each shareholder by mail or personal contact, of the meeting of the shareholders which was held on January 25, 1974, which notice stated the time and place of the meeting and the purpose thereof.
         And further, that the meeting was duly held pursuant to such notice, and the resolution was offered and adopted by a majority vote of the outstanding shares entitled to vote, to amend the Articles as follows: 1. That Article 1 be changed to read as follows:
              "The name of this Corporation shall be Z ENITH DEVELOPMENT CORPORATION". And further, the undersigned certify that the number of shares outstanding and entitled to vote as such stockholders meeting was 1,250,000 shares and the number of shares present and voting for the above resolution was 655,000 shares, which is a majority of those entitled to vote, and the number present and voting against the resolution was none.
         And further, your petitioners certify that they have complied in all respects with sections 16-10- 54 through 16-10-60, Utah Code Annotated, 1953 as amended.







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         WHEREFORE, they pray that the Articles of Incorporation of ELECTRONIC
AGRICULTURAL MACHINERY DEVELOPMENT CORPORATION be so amended.

         SIGNED this 25th day of January, 1974.



                                         __________________/s/______________
                           Spencer Kim Haws, President


ATTEST:



_____________/s/_______________
Susan Bee haws, Secretary



STATE OF UTAH                )
                                :ss
COUNTY OF DAVIS   )

         On this 25th day of January, 1974, before me, David R. Yeaman, a notary public, personally appeared Spencer Kim haws and Susan Bee Haws, known to me to be the persons whose are subscribed to the within document, and acknowledge that they executed the same.



                                               _______________/s/______________
                                                              ---
                                               Notary Public Residing at:
                                               Salt Lake City, Utah

My commission expires: March 14, 1977


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                     AMENDMENT TO ARTICLES OF INCORPORATION

                        OF ZENITH DEVELOPMENT CORPORATION


STATE OF UTAH                       )
                                       :ss
COUNTY OF SALT LAKE                 )


         WHEREAS, there was issued by the Secretary of State a Charter dated October 25, 1972, constituting and creating ELECTRONIC AGRICULTURAL MACHINERY DEVELOPMENT COPORATION, a corporation organized under the laws of this state with its principal place of business in Centerville, Utah, and a capital stock of One Hundred Thousand Dollars ($100,00.00), divided into Ten Million (10,000,000.00) shares of a par value of one cent (1) each, empowering it to engage in the business of patent development and promotion.

         On January 25, 1974, the Articles of Incorporation of ELECTRONIC AGRICULTURAL MACHINERY CORPORATION was amended, thereby changing the name of this corporation to ZENITH DEVELOPMENT CORPORATION.

         The undersigned, President and Secretary of ZENITH DEVELOPMENT CORPORATION, hereby certify that then (10) day notice was given each shareholder by mail or personal contact, of the meeting of shareholders which was held on March 31, 1980, which notice stated the time and place of the meeting and the purpose thereof.

         And further, that the meeting was duly held pursuant to such notice, and the resolution was offered by a majority vote of the outstanding shares entitled to vote, to amend the Articles as follows:
1. That Article 1 be changed to read as follows:
              "The name of this Corporation shall be ALTERNATIVE ENERGY RESOURCES INC".

              And further, the undersigned certify that the number of shares outstanding and entitled to vote at such stockholders meeting was 5,000,000 shares and the number of shares present and voting for the above resolution was 3,934,575 shares, which is a majority of those entitled to vote, and the number present and voting against the resolution was none.

                      And further, your petitioners certify that they have complied in all respects with
Sections 16-10-54 through 16-10-60, Utah code Annotated, 1953 as amended.

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


              WHEREFORE, they pray that the Articles of Incorporation of ZENITH DEVELOPMENT CORPORATION be so amended.

              SIGNED this 10th day of April, 1980.

                                    ___________________/s/________________
                                                       ---
                                              Spencer Kim Haws, President

ATTEST:



______________/s/_______________
Susan bee haws, Secretary





     On this 10th day of April, 1980, before me, ______Greg Fields________, a notary public, personally appeared Spencer Kim Haws and Susan bee Haws, known to me to be the persons whose names are subscribed to the within document, and acknowledge that they executed the same.

                                  _________/s/   ________________________
                                           ------
                                  Notary Public Residing at   Othello, WA.





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


                                    AMENDMENT


                              ARTICLES OF AMENDMENT
                                       OF
                       ALTERNATIVE ENERGY RESOURCES, INC.
               (NAME CHANGED HEREIN TO TRAFALGAR RESOURCES, INC.)

         Pursuant to the provisions of section 16-10-a-1006 of the Utah Revised Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

         FIRST The name of the corporation is ALTERNATIVE ENERGY RESOURCES, INC.

         SECOND: Article I in its entirety and Section 1 of Article IV are hereby deleted from the Articles of Incorporation and in place thereof the following Amendment of the Articles of Incorporation was adopted by the vote of the shareholders of the corporation at a Special Meeting of the Shareholders held on April 6, 2004, in the manner prescribed by the Utah Revised Business Corporation Act.

                                    ARTICLE 1

         The name of the corporation is TRAFALGAR RESOURCES, INC.

                                   ARTICLE IV

         Section 1. The aggregate number of shares which the corporation shall have authority to issue is 100,000,000 shares of no par value, said stock shall be designated as Class "A" Voting Common Stock. The stock of the corporation shall be nonassessable.

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


     THIRD: The number of common voting shares of the corporation outstanding at the time of such adoption was 250,915 and the number of shares entitled to vote was 250,915.

     FOURTH: The number of shares voting for such amendment was 125,624.25 and the number of shares voting against such amendment was 0.


         DATED this 6th day of April, 2004


                                  ALTERNATIVE ENDERGY RESOURCES, INC.

                                  ______________/S/___________________________
                                                ---
                                  Anthony Brandon Escobar, President


         ATTEST:
         _______/S/___________________________
         Anthony Coletti, Secretary



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